UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 15, 2015, a Stipulation and Agreement of Settlement, Compromise and Release (the “Stipulation”) was entered into with respect to the consolidated stockholder derivative litigation captioned In Re: Freeport-McMoRan Copper & Gold Inc. Derivative Litigation, C.A. No. 8145-VCN. The settlement is subject to specified conditions, including final approval by the Court of Chancery of the State of Delaware. This settlement will resolve all pending derivative claims against directors and officers of Freeport-McMoRan Inc. (the “Company”) challenging the Company’s 2013 acquisitions of Plains Exploration & Production Company and McMoRan Exploration Co.

Pursuant to the Stipulation, insurers under the directors and officers liability insurance policies of the Company will fund to the Company $115 million (the “Settlement Amount”). The settlement is conditioned upon the Company’s Board of Directors resolving to declare a special dividend in an aggregate amount not less than the net proceeds received by the Company in respect of the settlement (i.e., the Settlement Amount less plaintiffs’ attorneys’ fees and expenses as awarded by the Court) plus an additional $22.5 million to be funded by the Company. The special dividend is to be paid at the time of the issuance of, and with the same record date to be established for, the next quarterly dividend announced after the Settlement Amount is received by the Company.

The settlement is also conditioned upon the Company’s Board of Directors approving and agreeing to keep in effect for at least three years corporate governance enhancements specified in the Stipulation. These corporate governance enhancements include agreements by the Company to maintain and/or establish (1) a lead independent director position, (2) an independent executive committee, (3) solely independent directors on each of the executive, corporate responsibility, audit, compensation and nominating and governance committees, and (4) certain procedures or policies relating to the selection of members of special committees, approval of related-party transactions, and executive compensation.

The settling defendants entered into the Stipulation to avoid the costs and distraction of continued litigation and continue to deny all allegations of wrongdoing or fault in the litigation.

For additional information about the litigation, see Note 12 to the consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2013 and Note 9 to the condensed consolidated financial statements included in the Company’s Form 10-Q for the quarter ended March 31, 2014.

The foregoing description of the Stipulation does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Stipulation, which is included as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: January 15, 2015

Freeport-McMoRan Inc.
Exhibit Index

Exhibit
Number

99.1	Stipulation and Agreement of Settlement, Compromise and Release and the Exhibits thereto (In Re: Freeport-McMoRan Copper & Gold Inc. Derivative Litigation, C.A. No. 8145-VCN)